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                                                                   Exhibit 10.44

                               DIME BANCORP, INC.

                          SENIOR OFFICER INCENTIVE PLAN

1. Purpose. The purpose of this Dime Bancorp, Inc. Senior Officer Incentive Plan, a part of the Dime Bancorp, Inc. Officer Incentive Plan, is (i) to retain and motivate key senior executives of Dime Bancorp, Inc. and its subsidiaries who have been designated as Participants in the Plan for a given Performance Period by providing them with the opportunity to earn bonus awards that are based on the extent to which specified performance goals for such Performance Period have been achieved or exceeded, and (ii) to structure such bonus opportunities in a way that will qualify the awards made as "qualified performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor section) so that the Company or its subsidiaries will be entitled to a tax deduction with respect to the payment of such incentive awards to such employees.

2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

      (a) "Annual Base Salary" shall mean the amount of base salary payable to a Participant for a given year, adjusted to include the amount of any base salary deferrals for such year, unless the Plan Committee otherwise specifies at the time that the Participant's award opportunity for a given Performance Period is established.

      (b) "Applicable Period" shall mean, with respect to any Performance Period, a period commencing on or before the first day of such Performance Period and ending no later than the earlier of (i) the 90th day of such Performance Period, or (ii) the date on which 25% of such Performance Period has been completed. Any action required under the Plan to be taken within the period specified in the preceding sentence may be taken at a later date if, but only if, the regulations under Section 162(m) of the Code are hereafter amended, or interpreted by the Internal Revenue Service, to permit such a later date, in which case the term "Applicable Period" shall be deemed amended accordingly.

      (c) "Board" shall mean the Board of Directors of the Company as constituted from time to time.

      (d) "Cause" shall mean "cause" as defined in any employment agreement then in effect between the Participant and the Company or, if not defined therein or, if there shall be no such agreement, shall mean the Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform assigned duties, willful violation of law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order.

      (e) "Change in Control" shall mean the occurrence of any of the following events:
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            (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities;

            (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving as directors of the
      Company: individuals who, on July 24, 1997, constitute the Board of Directors of the Company and any new director (other than a director whose initial assumption of office is in connection with the settlement of an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on July 24, 1997 or whose appointment, election or nomination for election was previously so approved or recommended;

            (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any Parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the securities of the Company, such surviving entity or any Parent thereof outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected solely to implement a recapitalization of the Company or The Dime Savings Bank of New York, FSB (the "Bank") (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company or the Bank (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's or the Bank's then outstanding securities;

            (iv) the stockholders of the Company or the Bank approve a plan of complete liquidation or dissolution of the Company or the Bank, respectively, or there is consummated a sale or disposition by the Company or any of its subsidiaries of any assets which individually or as part of a series of related transactions constitute all or substantially all of the Company's consolidated assets (provided that, for these purposes, a sale of all or substantially all of the voting securities of the Bank or a Parent of the Bank shall be deemed to constitute a sale of substantially all of the Company's consolidated assets), other than any such sale or disposition to an entity at least 65% of the combined voting power of the voting securities of which are owned by stockholders of the Company



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      in substantially the same proportions as their ownership of the voting securities of the Company immediately prior to such sale or disposition;
      or

            (v) the execution of a binding agreement that if consummated would result in a Change in Control of a type specified in clause (i) or (iii) of this Section 2(e) (an "Acquisition Agreement") or of a binding agreement for the sale or disposition of assets that, if consummated, would result in a Change in Control of a type specified in clause (iv) of this Section 2(e) (an "Asset Sale Agreement") or the adoption by the Board of Directors of the Company or the Bank of a plan of complete liquidation or dissolution of the Company or the Bank that, if consummated, would result in a Change in Control of a type specified in clause (iv) of this
      Section 2(e) (a "Plan of Liquidation"); provided, however, that with respect to a Participant a Change in Control of the type specified in this clause (v) shall be deemed to exist or have occurred as a result of the execution of such Acquisition Agreement or Asset Sale Agreement or the adoption of such a Plan of Liquidation only if (A) the Participant's employment is terminated by the Company and its subsidiaries (other than for Cause) or (B) the Participant terminates his or her employment with the Company and its subsidiaries after the Participant's employer (I) makes a material change in the Participant's functions, duties or responsibilities, which change would cause the Participant's position with his or her employer to become one of materially lesser responsibility, importance or scope from that in effect immediately prior to the occurrence of such Change in Control or (II) reduces the Participant's annual salary to a level below that in effect immediately prior to the occurrence of the event described in this clause (v), provided that, in the case of subclauses (A) and (B) of this clause (v), such termination of employment occurs after the occurrence of the event described in this clause (v), but during the remaining term of any applicable employment or change in control agreement between the Participant and the Company or any of its subsidiaries in effect at the time of the occurrence of any such event (or, if later, or if there is no such agreement, within one year after the event described in this clause (v) occurs), and otherwise on or before the earlier of the Abandonment Date (as defined below) or the date the transaction contemplated by any such event, described in this clause
      (v), is consummated. As used in this Section 2(e), the term "Abandonment Date" shall mean the date on which (A) an Acquisition Agreement, Asset Sale Agreement or Plan of Liquidation is terminated (pursuant to its terms or otherwise) without having been consummated, (B) the parties to an Acquisition Agreement or Asset Sale Agreement abandon the transactions contemplated thereby, (C) the Bank or the Company abandons a Plan of Liquidation or (D) a court or regulatory body having competent jurisdiction enjoins or issues a cease and desist or stop order with respect to or otherwise prevents the consummation of, or a regulatory body notifies the Bank or the Company that it will not approve, an Acquisition Agreement, Asset Sale Agreement or Plan of Liquidation or the transactions contemplated thereby and such injunction, order or notice has become final and not subject to appeal.

            As used in connection with the foregoing definition of Change in Control, "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the



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Exchange Act; "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time; "Parent" shall mean any entity that becomes the Beneficial Owner of at least 80% of the voting power of the outstanding voting securities of the Company or of an entity that survives any merger or consolidation of the Company or any direct or indirect subsidiary of the Company; and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries,
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation or entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

      (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      (g) "Committee" or "Plan Committee" shall mean the Compensation Committee of the Board or such other committee of the Board (or any subcommittee of any such committee), provided, in each case, that any such committee or subcommittee consist solely of two or more non-employee directors (each of whom is intended to qualify as an "outside director" within the meaning of Section 162(m) of the Code and the treasury regulations thereunder), or consist of such other individuals as will enable it to qualify as the committee eligible to make discretionary determinations under a program satisfying the requirements for "qualified performance-based compensation" for purposes of Section 162(m) of the Code or a successor thereto.

      (h) "Company" shall mean Dime Bancorp, Inc. and any successor thereto.

      (i) "Disability" shall mean "disability" as defined in any employment agreement then in effect between the Participant and the Company or, if not defined therein or if there shall be no such agreement, as defined in the long-term disability plan maintained by the Bank (and whether or not the Participant is then participating in such long-term disability plan) as in effect from time to time.

      (j) "Individual Award Opportunity" shall mean the performance-based maximum award opportunity for a given Participant for a given Performance Period as specified by the Plan Committee within the Applicable Period, which may be expressed in dollars or on a formula basis that is consistent with the provisions of this Plan.

      (k) "Negative Discretion" shall mean the discretion authorized by the Plan which may be exercised by the Committee to eliminate, or reduce the size of, a bonus award otherwise payable to a Participant for a given Performance Period, provided that the exercise of such discretion shall not cause any bonus award under the Plan to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code. By way of example, and



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not by way of limitation, in no event shall any discretionary authority granted to the Committee by the Plan including, but not limited to, Negative Discretion, be used (i) to provide for an award under the Plan in excess of the amount payable based on actual performance versus the applicable performance goals for the Performance Period in question or in excess of the maximum individual award limit specified in Section 6(b), or (ii) to increase the amount otherwise payable to any other Participant.

      (l) "Participant" shall mean, for any given Performance Period with respect to which the Plan is in effect, each key senior executive employee of the Company or any subsidiary thereof and who is designated as a Participant in the Plan for such Performance Period by the Committee pursuant to Section 4.

      (m) "Performance Period" shall mean any period commencing on or after January 1, 1998 for which performance goals are set under Section 5 and during which performance shall be measured to determine whether such goals have been met for purposes of determining whether a Participant is entitled to payment of a bonus under the Plan. A Performance Period may be coincident with one or more fiscal years of the Company, or a portion thereof.

      (n) "Plan" or "Senior Officer Incentive Plan" shall mean the Dime Bancorp, Inc. Senior Officer Incentive Plan as set forth in this document, and as amended from time to time.

      (o) "Retirement" shall mean any termination of employment with the Company and its subsidiaries (other than a termination by the Company (or any of its subsidiaries) for Cause) that qualifies as a "retirement" event under the terms of any defined benefit pension plan then maintained by whichever of the Company or any of its subsidiaries employs the Participant, or, if no such defined benefit pension plan is then maintained, under the terms of any defined contribution plan then maintained by such employing entity.

      (p) "Target Bonus Amount" shall mean the amount established by the Committee for each Participant during the Applicable Period, which amount shall not be in excess of the Participant's Individual Award Opportunity. For purposes of other plans of the Company or any of its subsidiaries, or of any employment or other agreements with the Company or any of its subsidiaries, references to "target" bonuses, incentive opportunities, or incentive compensation, or to other cash incentives, to the extent any such reference relates to amounts payable under this Plan, shall refer to this Target Bonus Amount, offset (to the extent applicable, and to the extent such offsetting amounts are also deemed part of such target or other amounts) in the manner contemplated by Section 6(c)(iv).

3.    Administration.

      (a) General. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law (including, but not limited to, Section 162(m) of the Code), and in



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addition to any other express powers and authorizations conferred on the
Committee by the Plan, the Committee shall have the full power and authority:

            (i) to designate (within the Applicable Period) the Participants in the Plan and the Individual Award Opportunities and Target Bonus Amounts and/or, if applicable, bonus pool award opportunities for such Performance Period;

            (ii) to designate (within the Applicable Period) and thereafter administer the performance goals (and any related adjustments thereto) and other award terms and conditions that are to apply under the Plan for such Performance Period;

            (iii) to determine and certify the bonus amounts earned for any given Performance Period, based on actual performance versus the performance goals for such Performance Period, after making any permitted Negative Discretion adjustments or other applicable performance goal adjustments;

            (iv) to decide (within the Applicable Period) any issues relating to the impact on the bonus awards for such Performance Period that are not otherwise resolved under the express terms of the Plan of (A) a termination of employment (due to death, Disability, Retirement, voluntary termination (other than Retirement), or termination by the Company or a subsidiary or affiliate of the Company), provided, in each case, unless the Committee determines otherwise with respect to a Participant's death or Disability at the time it sets the performance goals, that no payment shall be made for any given Performance Period prior to the time that the Plan Committee certifies, pursuant to Section 6(c)(i), that the applicable performance goals for such Performance Period have been met, or (B) a Change in Control;

            (v)   except to the extent not within the parameters provided for in
                  Section 6(c), to decide whether, under what circumstances, and subject to what terms bonus payouts are to be paid on a deferred basis, including automatic deferrals at the Committee's election as well as elective deferrals at the election of Participants;

            (vi) to adopt, revise, suspend. waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan;

            (vii) to interpret and administer the terms and provisions of the
                  Plan and any award issued under the Plan (including reconciling any inconsistencies,



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                  correcting any defaults and addressing any omissions in the
                  Plan or any related instrument or agreement); and

            (viii)to otherwise supervise the administration of the Plan.

            It is intended that all amounts payable to Participants under the Plan who are "covered employees" within the meaning of Treasury Regulation
Section 1.162-27(c)(2) (as amended from time to time) shall constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e) (as amended from time to time), and, to the maximum extent possible, the Plan and the terms of any awards under the Plan shall be so interpreted and construed.

      (b) Binding Nature of Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions made under or with respect to the Plan or any award under the Plan shall be within the sole and absolute discretion of the Committee, and shall be final, conclusive and binding on all person, including the Company, any Participant, and any award beneficiary or other person having, or claiming, any rights under the Plan.

      (c) Other. No member of the Committee shall be liable for any action or determination (including, but not limited to, any decision not to act) made in good faith with respect to the Plan or any award under the Plan. If a Committee member intended to qualify as an "outside director" under Section 162(m) of the Code does not in fact so qualify, the mere fact of such non-qualification shall not invalidate any award or other action made by the Committee under the Plan which otherwise was validly made under the Plan.

4.    Plan Participation and Eligibility.

      (a) Annual Participant Designations By Plan Committee. For any given Performance Period, the Plan Committee, in its sole and absolute discretion, shall, within the Applicable Period, designate those key senior executive employees of the Company or its subsidiaries who shall be Participants in the Plan for such Performance Period. Such Participant designations shall be made by the Plan Committee in its sole and absolute discretion.

      (b) Impact of Plan Participation. An individual who is designated to participate in the Senior Officer Incentive Plan for any given Performance Period shall not also participate in the Company's other incentive or bonus plans for such Performance Period solely to the extent such participation would cause any award hereunder to fail to qualify as "qualified performance-based compensation" under Code Section 162(m).



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5.    Performance Goals.

      (a) Setting of Performance Goals. For a given Performance Period, the Plan Committee shall, within the Applicable Period, set one or more objective performance goals for each Participant and/or each group of Participants and/or each bonus pool (if any). Such goals shall be based exclusively on one or more of the following: (i) earnings per share, (ii) return on equity, and (iii) return on assets, in each case before or after such objective income and expense allocations or adjustments as the Committee may specify within the Applicable Period. Each such goal may be expressed on an absolute or relative basis or on an incremental basis (or in any combination thereof), may be based on current internal targets, the past performance of the Company or any of its subsidiaries, and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, or to assets or net assets. In all cases, the performance goals shall be such that they satisfy any applicable requirements under Treasury Regulation Section 1.162-27(e)(2) (as amended from time to time), that the achievement of such goals be "substantially uncertain" at the time that they are established, and that the award opportunity be defined in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met, and, subject to the Plan Committee's right to apply Negative Discretion, the amount of the award payable as a result of the attainment of such performance goal.

      (b) Impact of Extraordinary Items or Changes in Accounting. The measures used in setting performance goals set under the Plan for any given Performance Period shall be determined in the manner set by the Committee; provided, however, that when the Committee sets the performance goals for a Performance Period it may, in accordance with applicable requirements under Code Section 162(m) and the treasury regulations thereunder, provide that the performance goals will be subject to adjustment (with the type and nature of the adjustment then determined by the Committee) to reflect and take into account in the calculation of such performance goals (i) extraordinary corporate events (including by way of example, but not by way of limitation, mergers, consolidations or divestitures involving the Company or any of its subsidiaries or sales of the assets of the Company or any of its subsidiaries) or (ii) changes in accounting rules, principles or procedures that occur during the Performance Period but after the end of the relevant Applicable Period.

6.    Bonus Pools, Award Opportunities and Awards.

      (a) Setting of Individual Award Opportunities and Target Bonus Amounts. At the time that annual performance goals are set for Participants within the Applicable Period for a given Performance Period, the Plan Committee shall also establish each Participant's Individual Award Opportunity and Target Bonus Amount for such Performance Period, eligibility for payment of which shall be based on the achievement of stated performance goals (which performance goals may be expressed on an absolute or relative basis or on an incremental basis (or in any combination thereof)), and may be stated in dollars or on a formula basis (based, for



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example, on a designated share of a bonus pool or on a multiple or percentage of
Annual Base Salary), provided:

            (i) that the designated shares of any bonus pool shall not exceed 100% of such pool; and

            (ii) that the Plan Committee, in all cases, shall have the sole and absolute discretion, based on such factors as it deems appropriate, to apply Negative Discretion to reduce (but not increase) the actual bonus awards that would otherwise actually be payable to any Participant on the basis of the achievement of the applicable performance goals.

            The Plan Committee may require (if established and announced within the Applicable Period), as a condition of bonus eligibility (and subject to such exceptions as the Committee may specify within the Applicable Period), that Participants for such Performance Period must still be employed as of the end of such Performance Period and/or as of the later date that the actual bonus awards for such Performance Period are announced in order to be eligible for an award for such Performance Period. The Committee may also, within the Applicable Period, adopt such forfeiture, proration or other rules as it deems appropriate, in its sole and absolute discretion, regarding the impact on bonus award rights of a Participant's death, Disability, Retirement, voluntary termination (other than Retirement), or termination by the Company or any of its subsidiaries or affiliates, provided in each case, unless the Committee determines otherwise with respect to a Participant's death or Disability at the time it sets the performance goals, that no bonus payment shall be made for any given Performance Period prior to the time that the Plan Committee certifies that the applicable performance goals for such Performance Period have been satisfied.

      (b) Maximum Individual Bonus Award. Notwithstanding any other provision of this Plan, the maximum bonus payable under the Plan to any one individual with respect to any 12- month period shall be $1.5 million.

      (c) Bonus Payments. Subject to the following, the Committee shall, following the end of a Performance Period, determine the bonus amounts payable for that Performance Period to each Participant, and the bonus amounts so payable (including, where applicable, related earnings, if any, credited with respect thereto) shall be paid to Participants in cash as soon as practicable following the end of the Performance Period to which they apply (or at such other later time designated by the Committee during the Applicable Period), provided that:

            (i) no such payment shall be made unless and until the Plan Committee has certified (in the manner prescribed under applicable regulations relating to Code Section 162(m)) the extent to which the applicable performance goals for such Performance Period have been satisfied and has made its decisions regarding the extent of any Negative Discretion adjustment of



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                  awards (to the extent permitted under the Plan), and whether any other applicable conditions for bonus eligibility have been met;

            (ii) (A) in the case of a Participant who has been afforded the opportunity by the Committee and thereby has duly elected to defer payment of his or her bonus hereunder, such bonus shall be paid in accordance with such election, and (B) other than in contemplation of, or on and after, a Change in Control, or where the Participant has made a deferral election as provided in (A) above, the Committee may require that a portion of the actual bonus award for any given Performance Period shall be paid on a deferred basis, with any deferred payment based in each instance on such award payment rules and provisions regarding the crediting of earnings as the Committee may establish and announce for the Performance Period;

            (iii) in the event of a Change in Control, and solely with respect to Participants who are in service with the Company or any of its subsidiaries or affiliates at the time of the Change in Control, (A) the bonus amount payable to a Participant with respect to the Performance Period in which the Change in Control occurs shall in no event be less than (but may be more than) a prorated portion of the Participant's individual Target Bonus Amount for that Performance Period (which Target Bonus Amount may not be reduced in contemplation of, or on or after the occurrence of, the Change in Control), (B) the minimum pro-rated Target Bonus Amount, which shall be paid whether or not the performance goals have been attained for the Performance Period in which the Change in Control occurs, shall be calculated by multiplying the Participant's individual Target Bonus Amount by a fraction, the numerator of which is the number of days the Participant was employed by the Company or any of its subsidiaries or affiliates during the Performance Period in which the Change in Control occurs, and the denominator of which is the number of days in such Performance Period, provided that such minimum pro-rated bonus amount shall not be subject to any reduction pursuant to the Committee's exercise of Negative Discretion (but, to the extent applicable, may be subject to offset or reduction pursuant to Section 6(c)(iv)), and (C) the minimum pro-rated bonus amount (including credited earnings with respect to the period following the Change in Control) shall be paid no later than the later of (x) the earlier of (I) March 31 of the year following the taxable year of the Company in which the Change in Control occurs or (II) as soon as practicable following the Participant's termination of employment, unless, in the case of either (I) or (II) above, such payment is otherwise deferred pursuant to the Company's policy regarding compensation payments under Section 162(m) of the Code (based on such policy as in effect immediately prior to the Change in Control without taking into consideration any



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                  changes made to such policy in contemplation of the occurrence of the Change in Control), in which case the payment shall be made as soon as practicable following the end of the deferral period applicable under such policy, or (y) the date for such payment duly elected by the Participant in accordance with a deferral opportunity made available to the Participant by the Committee; and

            (iv) to the extent determined by the Committee during the Applicable Period, if the Participant is entitled to the payment of a cash incentive or bonus amount that is required to be paid under any other cash incentive or bonus plan maintained by the Company or any of its subsidiaries with respect to the same period that is otherwise covered by a given Performance Period, the bonus amount otherwise payable to the Participant under the Plan for the Performance Period shall be reduced by the amount of such other cash incentive or bonus payment.

7.    General Provisions.

      (a) Plan Amendment or Termination. The Board or the Compensation Committee of the Board may at any time amend or terminate the Plan, provided that, without the Participant's written consent, no such amendment or termination shall adversely affect the rights to receive any bonus payment hereunder of any already designated Participant for a given Performance Period once the Participant designations and performance goals for such Performance Period have been announced, unless any such amendment is necessary to comply with applicable statutory or regulatory requirements under Section 162(m) of the Code.

      (b) Applicable Law. Except to the extent the terms or administration of the Plan are otherwise subject to or governed by Federal law (including, but not limited to, the Code), all issues arising under the Plan shall be governed by, and construed in accordance with, the laws of the State of New York, applied without regard to conflicts of laws principles.

      (c) Tax Withholding. The Company (and its subsidiaries) shall have the right to make such provisions and take such action as it may deem necessary or appropriate with respect to the withholding of any and all Federal, state, local or other taxes that relate to bonus awards under the Plan.

      (d) No Employment Right Conferred. Participation in the Plan shall not confer on any Participant the right to remain employed by the Company or any of its subsidiaries, and nothing under this Plan shall otherwise interfere or restrict right of the Company and its subsidiaries to terminate any Participant's employment at any time with or without cause or notice.

      (e) Impact of Plan Awards on Other Plans. Plan awards shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of



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the Company or any subsidiary, unless and except to the extent that the Board or its Compensation Committee so determines in writing or such other plan, program or arrangement includes as compensation thereunder cash incentive bonus compensation. Neither the adoption of the Plan nor the submission of the Plan to the Company's stockholders for their approval shall be construed as limiting the power of the Board or the Plan Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.

      (f) Payment Upon Death. Upon the death of a Participant, any bonus amount payable under the Plan with respect to such Participant shall be paid to the Participant's estate.

      (g) Costs and Expenses. All award and administrative costs and expenses of the Plan shall be borne by the Company.

      (h) Non-Transferability of Rights. Except as and to the extent required by law, a Participant's rights under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except, pursuant to Section 7(f) above, in the event of the Participant's death), including, but not limited to, by way of execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such rights of the Participant shall be subject to any obligation or liability of the Participant other than any obligation or liability owed by the Participant to the Company (or any of its subsidiaries).

      (i) Payment Obligation. Bonus payments hereunder to a Participant shall be made by the employer responsible for the payment of base salary to the Participant, provided, however, that the Bank shall be jointly and severally liable for all amounts payable under the Plan.

8.    Effective Date.

            The Plan is first effective for the Performance Period commencing on or after January 1, 1998, subject to stockholder approval of the Plan at the Company's 1998 annual stockholders' meeting. No payments shall be made under the Plan prior to the time such stockholder approval is obtained in accordance with applicable law, including, but not limited to, the stockholder approval requirements under Code Section 162(m). If approved by the Company's stockholders at the Company's 1998 annual stockholders' meeting, the Plan will remain effective through the end of the Company's taxable year ending December 31, 2002 (provided that certifications and payment of awards related to periods prior to that date may be made after December 31, 2002), unless the Board or the Compensation Committee of the Board terminates the Plan earlier.



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